Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

          We consent to the reference to our firm under the caption "Experts" and to the use of our report dated June 13, 2013 (except for Note 19, as to which the date is July 30, 2013) in the Registration Statement (Form S-1/A, No. 333-193477) and related Prospectus of Envision Healthcare Holdings, Inc.

/s/ Ernst & Young LLP Denver, Colorado January 31, 2014